                                               Registration No. ____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          ATCHISON CASTING CORPORATION
             (Exact name of registrant as specified in its charter)

             Kansas                                       48-1156578
(State or other jurisdiction of              (I.R.S. Employer Identification No.)
 incorporation or organization)

                             400 South Fourth Street
                           Atchison, Kansas 66002-0188
               (Address of principal executive offices) (Zip code)

                    Atchison Casting Corporation 401(k) Plan
                            (Full title of the Plan)

                                  Hugh H. Aiken
          Chairman of the Board, President and Chief Executive Officer
                          Atchison Casting Corporation
                             400 South Fourth Street
                           Atchison, Kansas 66002-0188
                     (Name and address of agent for service)

                                 (913) 367-2121
          (Telephone number, including area code, of agent for service)

------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
                                                              Proposed        Proposed maximum
                                       Amount to be           maximum            aggregate           Amount of
Title of each class of                Registered (1)       offering price    offering price (2)    registration
securities to be registered                                per share (2)                              Fee (3)
---------------------------------- --------------------- ------------------- ------------------- ------------------
Common Stock, $0.01 par value             30,001               $2.20             $66,002.20          $0.0005258
per share, reserved under the
Atchison Casting Corporation
401(k) Plan
---------------------------------- --------------------- ------------------- ------------------- ------------------

(1)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices reported on January 11, 2002.

(3)  This Registration Statement on Form S-8 is being filed in accordance with
     General Instruction E to Form S-8 for the purpose of registering additional shares of the Company's Common Stock, par value $0.01 per share, issuable under its Atchison Casting Corporation 401(k) Plan (the "Plan"). The shares to be registered hereunder are in addition to the 270,000 shares that were previously registered with respect to the Plan by the Company's
     Registration Statement on Form S-8, File No. 333-93765, filed with the
     Securities and Exchange Commission on December 29, 1999 (the "Prior
     Registration Statement"). Of the 30,001 additional shares being registered hereunder, 30,000 shares of Common Stock were previously registered under the Atchison Casting Corporation Savings Plan (the "Savings Plan") on the
     Prior Registration Statement (the "Savings Shares"). The Savings Plan has
     been merged into the Plan. Accordingly, all 30,000 of the Savings Shares
     (and the corresponding plan interests) are being transferred into the Plan.
     The filing fee for the 30,000 Savings Shares was paid when the Prior
     Registration Statement was filed and is hereby carried forward to this
     Registration Statement. A new filing fee is being paid only with respect to the one remaining share being registered hereby.

                  [REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

                                EXPLANATORY NOTE

          This Registration Statement relates to the Company's Registration
     Statement on Form S-8, File No. 333-93765, filed with the Securities and
     Exchange Commission on December 29, 1999 (the "Prior Registration
     Statement"), which registered an aggregate of 600,000 shares of Common
     Stock, par value $0.01 per share, of Atchison Casting Corporation (the
     "Company") to be issued under nine separate benefit plans administered by the Company or its subsidiaries. Pursuant to General Instruction E of Form
     S-8, this Registration Statement is being filed to register 30,001 additional shares under one of those plans, the Atchison Casting
     Corporation 401(k) Plan (the "Plan").

          Of the 30,001 additional shares being registered hereunder, 30,000 shares of Common Stock were previously registered under the Atchison
     Casting Corporation Savings Plan (the "Savings Plan") on the Prior
     Registration Statement (the "Savings Shares"). The Savings Plan has been merged into the Plan. Accordingly, the Savings Plan ceased to exist as of the date of the merger, and all 30,000 of the Savings Shares (and the corresponding plan interests) registered under the Savings Plan pursuant to the Prior Registration Statement have transferred to the Plan as a result of the merger. The merger did not affect the benefit plans included in the
     Prior Registration Statement other than the Savings Plan and the Plan.

          The contents of the Prior Registration Statement on Form S-8, File No.
     333-93765, are incorporated herein by reference.

Item 8.           Exhibits.

         5.1      Opinion of Blackwell Sanders Peper Martin LLP.

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.1).

         24.1     See page 7 of this registration statement for Powers of
                  Attorney executed by certain officers and members of the Board of Directors of the Registrant (included on signature page hereto).

                                   Signatures

         Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atchison, State of Kansas, on January 11, 2002.

                               ATCHISON CASTING CORPORATION

                               By:/s/ Hugh H. Aiken
                                  -----------------------------------------------------
                                   Hugh H. Aiken, Chairman of the Board,
                                   President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the undersigned trustee (or other person who administers the employee benefit plans)
has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atchison, State of
Kansas, on January 11, 2002.

                               ATCHISON CASTING CORPORATION 401(k) PLAN
                               (On behalf of itself and as successor in interest to the Atchison
                               Casting Corporation Savings Plan)

                               By:      Atchison Casting Corporation,
                                        its Plan Administrator

                               By:      /s/ Kevin T. McDermed
                                        -----------------------------------------------------
                                        Kevin T. McDermed
                                        Vice President, Chief Financial Officer,
                                        Treasurer and Secretary

                    [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                                Power of Attorney

         We, the undersigned directors and officers of Atchison Casting
Corporation, do hereby constitute and appoint Hugh H. Aiken and Kevin T.
McDermed, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Name         Capacity                           Date
------------------         --------                           ----

/s/ Hugh H. Aiken
-----------------------    Chairman of the Board,             January 11, 2002
Hugh H. Aiken              President, Chief Executive
                           Officer and Director
                           (Principal Executive Officer)

/s/ Kevin T. McDermed
------------------------   Vice President,                    January 11, 2002
Kevin T. McDermed          Chief Financial Officer,
                           Treasurer and Secretary
                           (Principal Financial Officer and
                           Principal Accounting Officer)

/s/ David L. Belluck
-------------------------  Director                           January 11, 2002
David L. Belluck

/s/ Thomas K. Armstrong, Jr.
-------------------------- Director                           January 11, 2002
Thomas K. Armstrong, Jr.

/s/ Ray H. Witt            Director                           January 11, 2002
--------------------------
Ray H. Witt

/s/ Stuart Z. Uram         Director                           January 11, 2002
--------------------------
Stuart Z. Uram

                                Index to Exhibits
                                -----------------

     Exhibit
     Number       Document
     ------       --------

         5.1      Opinion of Blackwell Sanders Peper Martin LLP.

         23.1     Consent of Deloitte & Touche LLP.

         23.2     Consent of Blackwell Sanders Peper Martin LLP (included in Exhibit 5.1).

         24.1     See page 7 of this registration statement for Powers of
                  Attorney executed by certain officers and members of the Board of Directors of the Registrant (included on signature page hereto).